Exhibit 99.1

PPL ENERGY SUPPLY, LLC

Contact:	For news media: George C. Lewis, 610-774-5997 For financial analysts: Joseph P. Bergstein; 610-774-5609 PPL Corporation

PPL Energy Supply, LLC Announces

Expiration and Results of Exchange Offer for

8.857% Senior Secured Bonds due 2025 of

PPL Ironwood, LLC and Related Consent Solicitation

ALLENTOWN, Pa. (February 11, 2013 – PPL Energy Supply, LLC (the “Company” or “PPL Energy Supply”) announced the expiration and final results of its offer (“Exchange Offer”) to exchange up to all but not less than a majority of 8.857% Senior Secured Bonds due 2025 of its wholly owned subsidiary PPL Ironwood, LLC (CUSIP No. 00103XAC7) (the “Ironwood Bonds”) for newly issued Senior Notes, Series 4.60% due 2021 of the Company (the “New Notes”). The Exchange Offer expired at 11:59 p.m., New York City time, on February 8, 2013 (the “Expiration Date”).

1.	Results of Exchange Offer

As of the Expiration Date, a total of $167,281,121 aggregate remaining principal amount of outstanding Ironwood Bonds, representing approximately 76.39% of the outstanding Ironwood Bonds, were validly tendered (and not validly withdrawn) in the Exchange Offer. The Company accepted for exchange all of the Ironwood Bonds validly tendered (and not validly withdrawn) in the Exchange Offer. On the settlement date for the Exchange Offer, which the Company expects to be February 12, 2013 (such date, the “Settlement Date”), the Company expects to issue $212,415,000 aggregate principal amount of New Notes in exchange for the Ironwood Bonds validly tendered and accepted in the Exchange Offer. The New Notes will comprise part of the same series as, and are expected to be fungible for U.S. federal income tax purposes with, the $500,000,000 aggregate principal amount of Senior Notes, Series 4.60% due 2021 (the “Existing 2021 Notes”) that PPL Energy Supply initially issued on December 16, 2011.

Upon settlement of the Exchange Offer, the holders whose Ironwood Bonds are exchanged pursuant to the Exchange Offer will receive, subject to terms and conditions of the Exchange Offer, the exchange consideration (the “Exchange Consideration”) of $1,270 in the form of New Notes for each $1,000 principal amount that remains payable on the Ironwood Bonds outstanding at the Expiration Date accepted for exchange.

The aggregate principal amount of New Notes paid to each participating holder for all Ironwood Bonds properly tendered (and not validly withdrawn) and accepted will be rounded down, if necessary, to $1,000 or the nearest whole multiple of $1,000 in excess thereof and the Company will pay cash up to $1,000.

All holders whose Ironwood Bonds have been accepted for exchange will receive a cash payment of approximately $8.46 per $1,000 principal amount of Ironwood Bonds that have been accepted for exchange, which is an amount equal to the accrued and unpaid interest from November 30, 2012, the last applicable interest payment date for the Ironwood Bonds, to, but not including, the Settlement Date, less an amount equal to the accrued interest on the New Notes at the time of their issuance on the Settlement Date. In order for the New Notes issued in the Exchange Offer to be fungible with the Existing 2021 Notes, the New Notes will be issued with accrued interest from December 15, 2012, the date of the most recent interest payment on the Existing 2021 Notes.

2.	Results of the Consent Solicitation

In connection with the Exchange Offer, the Company received the requisite consents from holders of the Ironwood Bonds to effectuate, and the Company will promptly take such actions as are necessary to effectuate, certain amendments to the Ironwood Bonds, the indenture that governs the Ironwood Bonds, and the Collateral Agency and Intercreditor Agreement among the Company, the trustee, collateral agent and depositary bank thereto. As set forth in the Prospectus, these amendments, among other things, (i) delete in their entirety substantially all of the restrictive covenants in the Ironwood Indenture and (ii) direct the trustee, collateral agent and depositary bank to execute an amended and restated Collateral Agency Agreement, which will no longer include certain provisions relating to the operation and financing of the Ironwood generating facility owned by PPL Ironwood, LLC, and modify or eliminate certain other provisions.

3.	Other Information

J.P. Morgan Securities LLC acted as the dealer manager in connection with the Exchange Offer as described in the prospectus (the “Prospectus”) filed with the SEC on February 6, 2013.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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About the Company

PPL Energy Supply, formed in 2000 and headquartered in Allentown, Pennsylvania, is an energy company engaged through its subsidiaries in the generation and marketing of electricity, primarily in the northeastern and northwestern power markets of the United States. PPL Energy Supply’s major operating subsidiaries are PPL Generation and PPL EnergyPlus. PPL Energy Supply is an indirect wholly owned subsidiary of PPL Corporation, a Pennsylvania corporation.

Forward-Looking Statements

Certain statements included in this press release, including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical fact are “forward-looking statements” within the meaning of the federal securities laws. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, and actual results may differ materially from the results discussed in forward-looking statements. In addition to the specific factors discussed in the “Risk Factors” section in the Offering Memorandum and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the following are among the important factors that could cause actual results to differ materially from the forward-looking statements: fuel supply cost and availability; weather conditions affecting generation, customer energy use and operating costs; operation, availability and operating costs of existing generation facilities; the length and cost of scheduled and unscheduled outages at our generating facilities; transmission and distribution system conditions and operating costs; potential expansion of alternative sources of electricity generation; potential laws or regulations to reduce emissions of “greenhouse” gases or the physical effects of climate change; collective labor bargaining negotiations; the outcome of litigation against us; potential effects of threatened or actual terrorism, war or other hostilities, cyber-based intrusions or natural disasters; our commitments and liabilities and those of our subsidiaries; market demand and prices for energy, capacity, transmission services, emission allowances, renewable energy credits and delivered fuel; competition in retail and wholesale power and natural gas markets; liquidity of wholesale power markets; defaults by counterparties under energy, fuel or other power product contracts; market prices of commodity inputs for ongoing capital expenditures; capital market conditions, including the availability of capital or credit, changes in interest rates and certain economic indices, and decisions regarding capital structure; stock price performance of PPL Corporation, our parent; volatility in the fair value of debt and equity securities and its impact on the value of assets in PPL Susquehanna’s nuclear plant decommissioning trust funds and in defined benefit plans, and the potential cash funding requirements if fair value declines; interest rates and their effect on pension, retiree medical, and nuclear decommissioning liabilities, and interest payable on certain debt securities; volatility in or the impact of other changes in financial or commodity markets and economic conditions; profitability and liquidity, including access to capital markets and credit facilities; new accounting requirements or new interpretations or applications of existing requirements; changes in securities and credit ratings; current and future environmental conditions, regulations and other requirements and the related costs of compliance, including environmental capital expenditures, emission allowance costs and other expenses; legal, regulatory, political, market or other reactions to the 2011 incident at the nuclear generating facility at Fukushima, Japan, including additional Nuclear Regulatory Commission requirements; political, regulatory or economic conditions in states, regions or countries where we and our subsidiaries conduct business; receipt of necessary governmental permits, approvals and rate relief; new state, federal or foreign legislation, including new tax, environmental, healthcare or pension-related legislation; state, federal or foreign regulatory developments; the impact of any state, federal or foreign investigations applicable to us and the energy industry; the effect of any business or industry restructuring; development of new projects, markets and technologies; performance of new ventures; and business dispositions or acquisitions and our ability to successfully operate such acquired businesses and realize expected benefits from business acquisitions. Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents we file with the Securities and Exchange Commission. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made and, except as required by applicable law, we undertake no obligation to update the information contained in such statement to reflect subsequent developments or information.